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                                                                   EXHIBIT 10.73

                  SYNDICATED FOOD SERVICES INTERNATIONAL, INC.
                            3560 CYPRESS GARDENS ROAD
                           WINTER HAVEN, FLORIDA 33884

                                  MARCH 26,2002

VIA FACSIMILE AND
REGISTERED MAIL - RETURN RECEIPT REQUESTED

George Casale
35 Baltimore Lane
Palm Coast, Florida 32137

Re: Termination of all Relationships with Syndicated Food Services International, Inc. and each of its subsidiaries and affiliates (the "Company")

Dear Mr. Casale:

The Board of Directors of the Company has voted to terminate your employment and all relationships with the Company for cause, effective March 22,2002, and, specifically, among other things, not performing your duties as an employee appropriately or consistent with normal and standard efforts of a person who is in a management position of a public company (including, but not limited to, refusing to cooperate in correct financial statement filings (Forms 10QSB) with the United States Securities and Exchange Commission after you knew that the information contained therein was incorrect and you were so advised by outside auditors of the Company).

1.       Your employment with the Company is terminated effective immediately.

2. All understandings and writings between you and the Company are null and void and are of no further force or effect; except you are still responsible to the Company for your wrongful acts or omissions to act. The Company reserves all rights in law and in equity as against you for damages, which it has incurred and may in the future incur as a result of your acts or omissions.

3. You will not be entitled to any payments or benefits from the Company, other than as may be specifically required by law in the particular circumstances.

4. You are not to make any disparaging remarks concerning, or undertake to disparage, the Company or any of its officers, directors (past or present) or representatives. In addition, you will not disclose any of the confidential information of the Company, including its finances, operations, customers or relationships with customers or vendors and will not impair or endeavor to adversely affect any relationships of the Company with third parties.

5. You will immediately return all copies and original Company records and those of its subsidiaries and affiliates to Mr. Thomas P. Tanis, Jr., Syndicated Food Service International,

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Inc., 3560 Cypress Gardens Road, Winter Haven, Florida 33884, Tel. No. (770)
754-6131, and not retain any of the same, as well as see to the return of all Company equipment such as cellular telephones and computer equipment.

Very truly yours,

Syndicated Food Services International, Inc.

/s/ Thomas P. Tanis, Jr.

Thomas P. Tanis, Jr., on behalf of the Company

cc:      Roman Fisher, Director
         Frank Dolney, Director
         David W. Sloan, Esq.